EXHIBIT 4.3

[SPECIMEN WARRANT CERTIFICATE]

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT) AND ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A LETTER AGREEMENT AND A WARRANT AGREEMENT, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE. ](1)

No.	CUSIP No.

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME, [five years from the date of the consummation of the Public Offering (as defined in the Warrant
Agreement)]                       , 2013

CR ACQUISITION CORP.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, par value $0.0001, as described herein.

THIS CERTIFIES THAT, for value received [], or its registered assigns, is the registered holder of a Warrant or Warrants expiring [five years from the date of the consummation of the Public Offering ] , 2013 (the “Warrant ”) to purchase one fully paid and non-assessable share of Common Stock, par value $0.0001 per share (the “Shares”), of CR Acquisition Corp., a Delaware corporation (the “Company ”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the completion of a Business Combination, and (ii)[], 2009 [one year from the date of the consummation of the Public Offering] , such number of Shares of the Company at the price of $7.00 per share, upon surrender of this Warrant Certificate accompanied by the annexed duly executed subscription form and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust Company (the “Warrant Agent”) (such payment to be made by check payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement (as defined below); [provided , however in lieu of the, payment of the Warrant Price, a Registered Holder (as defined in the Warrant Agreement) of a Warrant shall have the right (but not the obligation) to convert any exercisable but unexercised Warrants into that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Value of the Warrants being exercised by (y) the Current Market Value. The

(1) To be included only in Warrant Certificates representing Private Warrants (as defined in the Warrant Agreement) .

“Value” of the Warrants being exercised shall equal the amount derived from subtracting (a)(i) the Warrant Price multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the Warrants being converted from (b)(1) the Current Market Value of a share of Common Stock multiplied by (2) the number of shares of Common Stock issuable upon exercise of the Warrants being converted; provided that if the resulting quotient contains a fraction, such quotient will be rounded down to the nearest whole number. As used herein, the term “Current Market Value” per share of Common Stock at any date shall mean the average last sales price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the Warrant Agent receives notice of the Registered Holder's exercise of the Conversion Right in the principal trading market for the Common Stock as reported by any national securities exchange or quoted on the FINRA OTCprovided , Bulletin Board (or its successor entity), as the case may be; that if the fair market value of the Common Stock cannot be so determined, the “Current Market Value” per share shall be determined by the Board of Directors of the Company, in good faith.](2) The Warrant Agr eement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [] (the “Warrant Agreement ”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the office of the Warrant Agent and at the office of the Company at 623 Fifth Avenue, 32nd Floor, New York, New York, 10022. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant Agreement.

     No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round down to the nearest whole number the number of Shares to be issued to such holder.

     Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the Registered Holder hereof or its assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

     The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Registered H older, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

(2) To be included only in Warrant Certificates representing Private Warrants.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

     The Company reserves the right to call, at its option, the Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving thirty (30) days prior written notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $13.75 per share (the “Trigger Price”) on any twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of such call is given (the “Measurement Period”). The Warr ant may not be called unless the Warrant and the Shares are covered by an effective registration statement and a current prospectus from the beginning of the Measurement Period through the date fixed for the call. [If the warrants are called for redemption, the Company has the option to require all holders who wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would surrender his or her warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “Current Market Value” (as defined in the Warrant Agreement) and the exercise price of the warrants by (y) the Current Market Value. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price. The Trigger Price is subject to adjustments as provided in the Warrant Agreement. ]3 [No Warrant will be redeemable by the Company so long as such Warrant is held by the Private Investors or their Permitted Transferees] 4

     THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

     This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of          , 2008

CR ACQUISITION CORP.
By:
Name: Mario Ciampi
Title: Chief Executive Officer

(3)	To be included only in Warrant Certificates representing Warrants sold in the Company's public offering.

(4)	To be included only in Warrant Certificates representing Private Warrants.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Authorized Officer

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase       shares of Common Stock and herewith makes payment of the Exercise Price by [surrendering             Warrants represented by this Warrant Certificate (with a “Value”             of $            based on a “Current Market Value” of $            )] [paying $            in cash], in accordance with the terms of the Warrant Agreement.

The undersigned requests that certificates for such shares of Common Stock be registered in the name of:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,         hereby sells, assigns, and transfers unto

     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

     of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints          Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).